ATTORNEYS AT LAW
WASHINGTON HARBOUR 3000 K STREET, N.W. 6TH FLOOR WASHINGTON, D.C. 20007-5109 202.672.5300 TEL 202.672.5399 FAX foley.com
April 24, 2009	CLIENT/MATTER NUMBER 302038-0106

WidePoint Corporation
18W100 22nd Street, Suite 104
Oakbrook Terrace, Illinois 60181

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel for WidePoint Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the issuance of up to 6,015,438 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) under the Company’s 2008 Stock Incentive Plan.

        As counsel for the Company, we have examined and are familiar with the following:

        (a)        The Certificate of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Delaware;

        (b)        The By-laws of the Company;

        (c)        The proceedings of the Board of Directors of the Company in connection with or with respect to the preparation and filing of the Registration Statement; and

        (d)        Such other documents, Company records, and matters of law as we deemed to be pertinent.

        We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

        Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

        1.        The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

WidePoint Corporation
April 24, 2009

        2.        The shares of Common Stock to be sold by the Company pursuant to the Registration Statement will, when paid for and issued in accordance with the 2008 Plan as provided in the Registration Statement, be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement.

Very truly yours,
/s/ Foley & Lardner LLP
Foley & Lardner LLP